                                                                   EXHIBIT 99(B)

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                              CONSOLIDATED INCOME

                                 (IN MILLIONS)

                                                                          THIRD              NINE MONTHS
                                                                      QUARTER ENDED             ENDED
                                                                      SEPTEMBER 30,         SEPTEMBER 30,
                                                                    -----------------     -----------------
                                                                     1995       1994       1995       1994
                                                                    ------     ------     ------     ------
Revenues
  Property and casualty insurance, net of increase
    in unearned premium of $24, $114, $88 and $176................  $1,719     $1,663     $5,129     $4,913
  Life insurance..................................................     683        505      1,961      1,537
  Net investment income...........................................     648        520      1,831      1,543
  Net realized capital gains......................................       8         15         56         77
                                                                    ------     ------     ------     ------
                                                                     3,058      2,703      8,977      8,070
                                                                    ------     ------     ------     ------
Costs and Expenses
  Benefits, claims and claim adjustment expenses:
    Property and casualty.........................................   1,279      1,222      3,927      3,673
    Life..........................................................     629        618      1,831      1,613
  Amortization of deferred policy acquisition costs...............     504        368      1,317      1,169
  Other expenses..................................................     423        255      1,356        972
                                                                    ------     ------     ------     ------
                                                                     2,835      2,463      8,431      7,427
                                                                    ------     ------     ------     ------
                                                                       223        240        546        643
Income Tax Expense................................................      50         57        126        164
Dividend on Subsidiary Preferred Stock............................      --         (1)        (2)        (5)
                                                                    ------     ------     ------     ------
Income before Cumulative Effect of Accounting Changes.............     173        182        418        474
Cumulative Effect of Accounting Changes, net of tax of $7.........      --         --         --         12
                                                                    ------     ------     ------     ------
Net Income........................................................  $  173     $  182     $  418     $  486
                                                                    ======     ======     ======     ======

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

                                                                   EXHIBIT 99(B)

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                 (IN MILLIONS EXCEPT FOR SHARES AND PER SHARE)

                                                                                    SEPTEMBER 30,     DECEMBER 31,
                                                                                        1995              1994
                                                                                    -------------     ------------
ASSETS
Investments --
  Fixed maturities, available for sale, at fair value............................      $30,514          $ 27,418
  Equity securities, at fair value...............................................        1,346             1,350
  Policy loans, at cost..........................................................        4,446             2,614
  Other investments, at cost.....................................................          796             1,071
                                                                                       -------           -------
        Total investments........................................................       37,102            32,453
Cash.............................................................................           82                55
Premiums Receivable and Agents' Balances.........................................        2,080             1,996
Reinsurance Recoverables.........................................................       12,427            12,220
Deferred Policy Acquisition Costs................................................        2,823             2,525
Deferred Income Tax..............................................................        1,352             1,729
Other Assets.....................................................................        2,395             2,532
Separate Account Assets..........................................................       31,976            23,255
                                                                                       -------           -------
                                                                                       $90,237          $ 76,765
                                                                                       =======           =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities --
  Future policy benefits, unpaid claims and claim adjustment expenses:
    Property and casualty........................................................      $17,440          $ 17,435
    Life.........................................................................        3,639             3,152
  Other policy claims and benefits payable.......................................       24,452            22,308
  Unearned premiums..............................................................        2,838             2,725
  Short-term debt................................................................          914               902
  Long-term debt.................................................................          597               596
  Other liabilities (including subsidiary preferred stock of $86)................        3,393             3,208
  Separate account liabilities...................................................       31,976            23,255
                                                                                       -------           -------
                                                                                        85,249            73,581
                                                                                       -------           -------
Stockholder's Equity --
  Common stock -- authorized, issued and outstanding 1 share, $1 par value.......           --                --
  Capital surplus................................................................        1,610             1,357
  Cumulative translation adjustments.............................................           49                24
  Unrealized loss on securities, net of tax benefit..............................         (111)           (1,219)
  Retained earnings..............................................................        3,440             3,022
                                                                                       -------           -------
                                                                                         4,988             3,184
                                                                                       -------           -------
                                                                                       $90,237          $ 76,765
                                                                                       =======           =======

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